Exhibit 99.1

Press Release

Release date: August 10, 2020

Uniti Group Inc. Reports Second Quarter 2020 Results

Windstream’s Plan of Reorganization Receives Court Approval

Announces Expanded Strategic Partnership with Macquarie Infrastructure Partners

•	Revenues of $266.8 Million for the Second Quarter
•	Net Loss of $3.06 Per Diluted Common Share for the Second Quarter
•	AFFO Per Diluted Common Share of $0.44 for the Second Quarter
•	Updates 2020 Outlook Including Effects of Windstream Settlement Agreement

LITTLE ROCK, Ark., August 10, 2020 (GLOBE NEWSWIRE) – Uniti Group Inc. (“Uniti” or the “Company”) (Nasdaq: UNIT) today announced its results for the second quarter 2020.

“We continued to see strong operational performance across all of our businesses during the second quarter as the effects from COVID-19 remain minimal.  At Uniti Fiber, we had one of our highest levels of install activity during the quarter, as demand for dark fiber, small cells, and non-wireless services remains robust.  We continue to see positive momentum in our leasing business, and will expand our leasable fiber to third parties by 90% as part of the Windstream settlement,” commented Kenny Gunderman, President and Chief Executive Officer.

Mr. Gunderman continued, “We remain focused on driving high margin, low churn recurring revenue in both our Uniti Fiber and Uniti Leasing businesses, while de-emphasizing non-core businesses that do not fit our overall strategy.  As a result of these initiatives, 97% of our revenue is recurring, with company-wide monthly churn remaining below 0.3%, resulting in highly predictable and defensible cash flows.”

QUARTERLY RESULTS

Consolidated revenues for the second quarter of 2020 were $266.8 million.  Net loss and Adjusted EBITDA were $598.3 million and $202.9 million, respectively, for the same period.  Net loss attributable to common shares was $588.2 million for the period and included a $650 million charge relating to the settlement of litigation with Windstream, $63.7 million gain on the sale of our U.S. towers business, and $18.6 million of transaction related and other costs.  Adjusted Funds From Operations (“AFFO”) attributable to common shareholders was $94.0 million, or $0.44 per diluted common share.

Uniti Fiber contributed $79.1 million of revenues and $28.5 million of Adjusted EBITDA for the second quarter of 2020, achieving Adjusted EBITDA margins of approximately 36%.  Uniti Fiber’s net success-based capital expenditures during the quarter were $22.0 million, and maintenance capital expenditures were $2.3 million.

Uniti Towers contributed $2.4 million of revenues and reported near break-even Adjusted EBITDA for the quarter.  Uniti Towers’ total capital expenditures for the second quarter were $8.6 million and included the completed construction of 18 towers.

Uniti Leasing had revenues of $185.3 million and Adjusted EBITDA of $182.8 million for the second quarter.  During the quarter, Uniti Leasing deployed $4.5 million towards growth capital investment initiatives.

WINDSTREAM ACHIEVES MILESTONES TOWARDS EMERGENCE

On June 25, 2020, Windstream’s Chapter 11 plan of reorganization was approved by the Honorable Robert D. Drain of the U.S. Bankruptcy Court for the Southern District of New York. The effectiveness of the plan remains subject to certain conditions precedent, including the consummation of the settlement between Uniti and Windstream and the parties obtaining certain regulatory approvals.

On July 29, 2020, Uniti received the true lease and REIT opinions in connection with its settlement with Windstream. The receipt of the opinions satisfy the corresponding condition precedent to the effectiveness of the settlement. The settlement remains subject to finalization and execution of definitive documentation and certain other conditions precedent.

INVESTMENT TRANSACTIONS

Uniti announced today that it is expanding its strategic partnership with Macquarie Infrastructure Partners (“MIP”).  Uniti recently sold to MIP, for total cash consideration of approximately $168 million, an ownership stake in the entity that controls Uniti’s Midwest fiber network assets (“Propco”).  These assets were leased to MIP as part of the Bluebird Network (“Bluebird”) OpCo-PropCo transaction.  The assets in Propco include the fiber network previously acquired from Bluebird and the Company’s existing Midwest fiber network that was contributed as part of the OpCo-PropCo transaction.  Uniti is also in discussions with MIP to lease to Bluebird additional fiber owned by the Company, including fiber that will be acquired as part of our recent settlement with Windstream.

Uniti retained an investment interest in the assets, and the fiber network will continue to be leased to MIP at a fixed cash yield of 8.5%.  As part of the transaction, Uniti will receive an additional earnout payment in early 2023 of up to approximately $20 million if Bluebird achieves certain milestones.

On June 1, 2020, Uniti completed the sale of its U.S. tower business to Melody Investment Advisors LP (“Melody”) for total cash consideration of approximately $220 million.  Uniti retained an investment interest in the tower business through an affiliate of Melody.

LIQUIDITY AND FINANCING TRANSACTIONS

At quarter-end, the Company had approximately $378.3 million of unrestricted cash and cash equivalents, and undrawn borrowing availability under its revolving credit agreement.  The Company’s leverage ratio at quarter end was 6.1x based on Net Debt to Annualized Adjusted EBITDA.

On August 4, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.15 per common share, payable on October 2, 2020 to stockholders of record on September 18, 2020.

UPDATED FULL YEAR 2020 OUTLOOK

The Company is updating its 2020 outlook for (i) the preliminary estimated impact from the court-approved settlement agreement with Windstream, (ii) the impact from the partial sale of the Company’s ownership interest in the Bluebird PropCo, (iii) transaction related costs and other items reported in the second quarter of this year, and (iv) other business unit level revisions.  Our 2020 outlook assumes the Windstream lease continues in full force and effect and that Windstream continues to make all lease payments on time, and that we will distribute all of our REIT taxable income such that we will not be subject to corporate level income taxes.  Our current outlook excludes future acquisitions, capital market transactions, and future transaction related and other costs not mentioned herein.  Actual results could differ materially from these forward-looking statements.

The Company’s consolidated outlook for 2020 is as follows (in millions):

	Full Year 2020
Revenue	$1,048	to	$1,056
Net loss attributable to common shareholders (1)	(607)	to	(599)
Adjusted EBITDA (2)	804	to	813
Interest expense, net (3)	492	to	492

Attributable to common shareholders:
FFO (2)	(458)	to	(450)
AFFO (2)	380	to	388

Weighted-average common shares outstanding – diluted	232	to	232
________________________

(1)Includes $650 million loss on settlement of Windstream litigation and $87 million of gain on sale of real estate.

(2)See “Non-GAAP Financial Measures” below.

(3)Includes capitalized interest and amortization of deferred financing costs and debt discounts.  Amortization of deferred financing costs include approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

CONFERENCE CALL

Uniti will hold a conference call today to discuss this earnings release at 4:15 PM Eastern Time (3:15 PM Central Time).  The dial-in number for the conference call is (844) 513-7153 (or (508) 637-5603 for international callers) and the conference ID is 8959726.  The conference call will be webcast live and can be accessed on the Company’s website at www.uniti.com.  A replay of the call will be available on the Company’s website or by telephone beginning today at approximately 8:00 PM Eastern Time. To access the telephone replay, which will be available for 14 days, please dial (855) 859-2056 and enter the conference ID number 8959726.

ABOUT UNITI

Uniti, an internally managed real estate investment trust, is engaged in the acquisition and construction of mission critical communications infrastructure, and is a leading provider of wireless infrastructure solutions for the communications industry.  As of June 30, 2020, Uniti owns 6.5 million fiber strand miles and other communications real estate throughout the United States. Additional information about Uniti can be found on its website at www.uniti.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release and today’s conference call may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended from time to time. Those forward-looking statements include all statements that are not historical statements of fact, including, without limitation, our 2020 financial outlook, our business strategies, growth prospects, industry trends, sales opportunities, impacts of the settlement with Windstream, and operating and financial performance.

Words such as "anticipate(s)," "expect(s)," "intend(s)," “estimate(s),” “foresee(s),” "plan(s)," "believe(s)," "may," "will," "would," "could," "should," "seek(s)" and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of risks and uncertainties that could lead to actual results differing materially from those projected, forecasted or expected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, we can give no assurance that our expectations will be attained. Factors which could materially alter our expectations include, but are not limited to, whether our settlement with Windstream, our largest customer, will be effectuated; whether Windstream will successfully emerge from bankruptcy; the future prospects of Windstream; changes in the accounting treatment of our settlement with Windstream; the ability and willingness of our customers to meet and/or perform their obligations under any contractual arrangements entered into with us, including master lease arrangements; the ability of our customers to comply with laws, rules and regulations in the operation of the assets we lease to them; the ability and willingness of our customers to renew their leases with us upon their expiration, and the ability to reposition our properties on the same or better terms in the event of nonrenewal or in the event we replace an existing tenant; the adverse impact of litigation affecting us or our customers; our ability to renew, extend or obtain contracts with significant customers (including customers of the businesses we acquire); the availability of and our ability to identify suitable acquisition opportunities and our ability to acquire and lease the respective properties on favorable terms; the risk that we fail to fully realize the potential benefits of acquisitions or have difficulty integrating acquired companies; our ability to generate sufficient cash flows to service our outstanding indebtedness; our ability to access debt and equity capital markets (including to fund required payments pursuant to our settlement with Windstream); the impact on our business or the business of our customers as a result of credit rating downgrades and fluctuating interest rates; our ability to retain our key management personnel; our ability to qualify or maintain our status as a real estate investment trust (“REIT”); changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs; covenants in our debt agreements that may limit our operational flexibility; our expectations regarding the effect of the COVID-19 pandemic on our results of operations and financial condition; other risks inherent in the communications industry and in the ownership of communications distribution systems, including potential liability relating to environmental matters and illiquidity of real estate investments; and additional factors described in our reports filed with the SEC.

Uniti expressly disclaims any obligation to release publicly any updates or revisions to any of the forward-looking statements set forth in this press release and today’s conference call to reflect any change in its expectations or any change in events, conditions or circumstances on which any statement is based.

NON-GAAP PRESENTATION

This release and today’s conference call contain certain supplemental measures of performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”).  Such measures should not be considered as alternatives to GAAP.  Further information with respect to and reconciliations of such measures to the nearest GAAP measure can be found herein.

Uniti Group Inc.

Consolidated Balance Sheets

(In thousands, except per share data)

	June 30, 2020	December 31, 2019
Assets:
Property, plant and equipment, net	$3,098,191	$3,409,945
Cash and cash equivalents	88,269	142,813
Accounts receivable, net	72,353	77,623
Goodwill	690,672	690,672
Intangible assets, net	346,052	531,979
Straight-line revenue receivable	3,287	2,408
Other assets, net	126,944	161,560
Assets held for sale	364,423	-
Investment in unconsolidated entity	26,004	-
Total Assets	$4,816,195	$5,017,000

Liabilities and Shareholders’ Deficit
Liabilities:
Accounts payable, accrued expenses and other liabilities, net	$818,288	$227,121
Accrued interest payable	97,889	28,800
Deferred revenue	987,318	1,070,671
Derivative liability, net	28,464	23,679
Dividends payable	29,634	43,282
Deferred income taxes	13,222	24,431
Finance lease obligations	50,436	52,994
Contingent consideration	10,562	11,507
Notes and other debt, net	4,819,654	5,017,679
Liabilities held for sale	177,866	-
Total Liabilities	7,033,333	6,500,164

Commitments and contingencies

Shareholder’s Deficit:
Preferred stock, $ 0.0001 par value, 50,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $ 0.0001 par value, 500,000 shares authorized, issued and outstanding: 192,523 shares at June 30, 2020 and 192,142 shares at December 31, 2019	19	19
Additional paid-in capital	957,656	951,295
Accumulated other comprehensive loss	(25,937)	(23,442)
Distributions in excess of accumulated earnings	(3,219,623)	(2,494,740)
Total Uniti shareholders’ deficit	(2,287,885)	(1,566,868)
Noncontrolling interests – operating partnership units and non-voting convertible preferred stock	70,747	83,704
Total shareholders’ deficit	(2,217,138)	(1,483,164)
Total Liabilities and Shareholders’ Deficit	$4,816,195	$5,017,000

Uniti Group Inc.

Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Leasing	$185,320	$177,042	$369,672	$353,125
Fiber Infrastructure	79,140	81,327	156,547	158,160
Towers	2,392	3,146	6,112	8,226
Consumer CLEC	(32)	2,899	651	5,934
Total revenues	266,820	264,414	532,982	525,445

Costs and expenses:
Interest expense, net	107,243	97,729	285,636	182,187
Depreciation and amortization	84,969	102,578	171,090	206,405
General and administrative expense	27,894	26,428	55,027	50,654
Operating expense (exclusive of depreciation and amortization)	40,167	40,163	80,477	78,581
Settlement expense	650,000	-	650,000	-
Transaction related and other costs	18,556	7,035	34,528	13,704
Gain on sale of real estate	(63,818)	(28,790)	(63,818)	(28,790)
Other expense (income)	6,013	(28,119)	9,088	(31,232)
Total costs and expenses	871,024	217,024	1,222,028	471,509

(Loss) income before income taxes	(604,204)	47,390	(689,046)	53,936
Income tax (benefit) expense	(5,875)	7,843	(10,451)	11,897
Net (loss) income	(598,329)	39,547	(678,595)	42,039
Net (loss) income attributable to noncontrolling interests	(10,585)	830	(11,998)	880
Net (loss) income attributable to shareholders	(587,744)	38,717	(666,597)	41,159
Participating securities’ share in earnings	(424)	(223)	(624)	(251)
Dividends declared on convertible preferred stock	(1)	-	(4)	(656)
Amortization of discount on convertible preferred stock	-	(248)	-	(993)
Net (loss) income attributable to common shareholders	$(588,169)	$38,246	$(667,225)	$39,259

Net (loss) income attributable to common shareholders – Basic	$(588,169)	$38,246	$(667,225)	$39,259
Impact of if-converted dilutive securities	-	363	-	1,764
Net (loss) income attributable to common shareholders – Diluted	$(588,169)	$38,609	$(667,225)	$41,023
Weighted average number of common shares outstanding:
Basic	192,479	182,971	192,358	182,597
Diluted	192,479	193,105	192,358	192,276

Earnings (loss) per common share:
Basic	$(3.06)	$0.21	$(3.47)	$0.22
Diluted	$(3.06)	$0.20	$(3.47)	$0.21

Uniti Group Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended June 30,
	2020	2019
Cash flow from operating activities:
Net (loss) income	$(678,595)	$42,039
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	171,090	206,405
Amortization of deferred financing costs and debt discount	18,666	17,659
Write off of deferred financing costs and debt discount	73,952	-
Interest rate swap termination	4,496	-
Deferred income taxes	(11,209)	(2,712)
Loss on derivative instruments	(2,251)	-
Straight-line revenues	711	(1,416)
Stock based compensation	7,105	5,085
Change in fair value of contingent consideration	6,140	(25,531)
Gain on sale of real estate	(63,818)	(28,790)
Loss on asset disposals	672	-
Other	(195)	2,252
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	6,263	25,169
Other assets	(8,285)	(12,849)
Accounts payable, accrued expenses and other liabilities	51,539	23,053
Settlement payable	650,000	-
Net cash provided by operating activities	226,281	250,364

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	-	(4,210)
Proceeds from sale of real estate, net of cash	225,149	127,524
Capital expenditures – other	(134,035)	(180,478)
Net cash provided by (used in) investing activities	91,114	(57,164)

Cash flows from financing activities:
Repayment of senior secured term loan B	(2,044,728)	-
Principal payment on debt	-	(10,540)
Dividends paid	(71,645)	(120,161)
Payments of contingent consideration	(7,086)	(28,170)
Distributions paid to noncontrolling interest	(1,282)	(2,686)
Borrowings under revolving credit facility	10,000	139,000
Payments under revolving credit facility	(456,700)	(203,981)
Finance lease payments	(1,979)	(1,896)
Payments for financing costs	(47,775)	(49,462)
Common stock issuance, net of costs	-	21,641
Proceeds from issuance of notes	2,250,000	345,000
Proceeds from sale of warrants	-	50,819
Payment for bond hedge option	-	(70,035)
Employee stock purchase program	306	447
Net share settlement	(1,050)	(1,765)
Net cash (used in) provided by financing activities	(371,939)	68,211
Effect of exchange rate changes on cash and cash equivalents	-	(43)
Net (decrease) increase in cash and cash equivalents	(54,544)	261,368
Cash and cash equivalents at beginning of period	142,813	38,026
Cash and cash equivalents at end of period	$88,269	$299,394

Uniti Group Inc.

Reconciliation of Net Income to FFO and AFFO

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to common shareholders	$(588,169)	$38,246	$(667,225)	$39,259
Real estate depreciation and amortization	62,107	82,436	126,059	166,162
Gain on sale of real estate assets, net of tax	(63,818)	(24,215)	(63,818)	(24,215)
Participating securities’ share in earnings	424	223	624	251
Participating securities’ share in FFO	(406)	(541)	(606)	(569)
Adjustments for noncontrolling interests	30	(1,181)	(1,102)	(3,034)
FFO attributable to common shareholders	(589,832)	94,968	(606,068)	177,854
Transaction related and other costs	18,556	7,035	34,528	13,704
Change in fair value of contingent consideration	4,645	(22,275)	6,140	(25,531)
Amortization of deferred financing costs and debt	8,958	10,786	18,666	17,659
Write off of deferred financing costs and debt discount	-	-	73,952	-
Stock based compensation	4,110	3,197	7,105	5,085
Non-real estate depreciation and amortization	22,862	20,142	45,031	40,243
Settlement expense	650,000	-	650,000	-
Straight-line revenues	602	(693)	711	(1,416)
Maintenance capital expenditures	(2,253)	(1,923)	(3,361)	(4,726)
Amortization of discount on convertible preferred stock	-	248	-	993
Cash taxes on tax basis cancellation of debt	-	-	-	4,590
Other, net	(11,356)	(5,967)	(21,810)	(15,649)
Adjustments for noncontrolling interests	(12,317)	(219)	(14,339)	(735)
Adjusted FFO attributable to common shareholders	$93,975	$105,299	$190,555	$212,071

Reconciliation of Diluted FFO and AFFO:
FFO Attributable to common shareholders – Basic	$(589,832)	$94,968	$(606,068)	$177,854
Impact of if-converted dilutive securities	-	363	-	1,764
FFO Attributable to common shareholders – Diluted	$(589,832)	$95,331	$(606,068)	$179,618

AFFO Attributable to common shareholders – Basic	$93,975	$105,299	$190,555	$212,071
Impact of if-converted dilutive securities	3,450	115	6,900	771
AFFO Attributable to common shareholders – Diluted	$97,425	$105,414	$197,455	$212,842

Weighted average common shares used to calculate basic earnings (loss) per common share (1)	192,479	182,971	192,358	182,597
Impact of dilutive non-participating securities	-	8	-	8
Impact of if-converted dilutive securities	29,198	10,126	29,198	9,671
Weighted average common shares used to calculate diluted FFO and AFFO per common share (1)	221,677	193,105	221,556	192,276

Per diluted common share:
EPS	$(3.06)	$0.20	$(3.47)	$0.21
FFO	$(3.06)	$0.49	$(3.15)	$0.93
AFFO	$0.44	$0.55	$0.89	$1.11

(1)

For periods in which FFO or AFFO attributable to common shareholders is a loss, the weighted average common shares used to calculate diluted FFO or AFFO per common share is equal to the weighted average common shares used to calculate basic earnings (loss) per share.

Uniti Group Inc.

Reconciliation of EBITDA and Adjusted EBITDA

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net (loss) income	$(598,329)	$39,547	$(678,595)	$42,039
Depreciation and amortization	84,969	102,578	171,090	206,405
Interest expense, net	107,243	97,729	285,636	182,187
Income tax expense (benefit)	(5,875)	7,843	(10,451)	11,897
EBITDA	(411,992)	247,697	(232,320)	442,528
Stock based compensation	4,110	3,197	7,105	5,085
Transaction related and other costs	18,556	7,035	34,528	13,704
Settlement expense	650,000	-	650,000	-
Gain on sale of real estate	(63,818)	(28,790)	(63,818)	(28,790)
Other (income) expense	6,013	(22,275)	9,088	(25,388)
Adjusted EBITDA	$202,869	$206,864	$404,583	$407,139

Adjusted EBITDA:
Leasing	$182,810	$175,881	$364,689	$350,632
Fiber Infrastructure	28,493	37,036	56,034	67,036
Towers	85	(42)	77	283
Consumer CLEC	(292)	565	(275)	1,211
Corporate	(8,227)	(6,576)	(15,942)	(12,023)
	$202,869	$206,864	$404,583	$407,139

Annualized Adjusted EBITDA (1)	$811,476

As of June 30, 2020:
Total Debt (2)	$5,033,755
Cash and cash equivalents	(88,269)
Net Debt	$4,945,486

Net Debt/Annualized Adjusted EBITDA	6.1x

(1)

Calculated as Adjusted EBITDA for the most recently reported three-month period, multiplied by four.  Annualized Adjusted EBITDA has not been prepared on a pro forma basis in accordance with Article 11 of Regulation S-X.

(2)	Includes $50.4 million of finance leases but excludes $163.7 million of unamortized discounts and deferred financing costs.

Uniti Group Inc.

Projected Future Results (1)

(In millions)

Year Ended December 31, 2020
Net loss attributable to common shareholders – Basic	$ (607) to $ (599)
Noncontrolling interest share in earnings	(11)
Participating securities’ share in earnings	1
Net loss (2)	(616) to (608)
Interest expense, net (3)	492
Depreciation and amortization	325
Income tax benefit	(17)
EBITDA (2)	184 to 192
Stock based compensation	14
Gain on sale of real estate (4)	(87)
Settlement expense (5)	650
Transaction related and other costs (6)	44
Adjusted EBITDA (2)	$ 804 to $ 813

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	The components of projected future results may not add due to rounding.
(3)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(4)	Represents estimated pre-tax gain on the sale of U.S. Tower business and partial sale of Bluebird Propco.
(5)	Represents estimated fair value of settlement of Windstream litigation.
(6)	Future transaction related and other costs are not included in our current outlook.

Uniti Group Inc.

Projected Future Results (1)

(Per Diluted Share)

Year Ended December 31, 2020
Net loss attributable to common shareholders – Basic	$ (3.00) to $ (2.96)
Real estate depreciation and amortization	1.18
Gain on sale of real estate, net of tax (2)	(0.43)
Participating securities share in earnings	-
Participating securities share in FFO	-
Adjustments for noncontrolling interests	(0.01)
FFO attributable to common shareholders – Basic (3)	$ (2.27) to $ (2.23)
Impact of if-converted securities	-
FFO attributable to common shareholders – Diluted (3)	$ (2.27) to $ (2.23)

FFO attributable to common shareholders – Basic (3)	$ (2.27) to $ (2.23)
Transaction related and other costs (4)	0.17
Change in fair value of contingent consideration	0.03
Amortization of deferred financing costs and debt discount (5) (6)	0.55
Stock based compensation	0.07
Non-real estate depreciation and amortization	0.43
Settlement expense (7)	3.21
Straight-line revenues	(0.01)
Maintenance capital expenditures	(0.03)
Other, net	(0.21)
Adjustments for noncontrolling interests	(0.07)
AFFO attributable to common shareholders – Basic (3)	$ 1.88 to $ 1.92
Impact of if-converted securities	(0.18)
AFFO attributable to common shareholders – Diluted (3)	$ 1.70 to $ 1.73

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Represents estimated after-tax gain on the sale of U.S. Tower assets, and partial sale of Bluebird Propco.
(3)	The components of projected future results may not add to FFO and AFFO attributable to common shareholders due to rounding.
(4)	Future transaction related and other costs are not included in our current outlook.
(5)

Includes approximately $75 million of amortization of deferred financing costs related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.

(6)	Includes the deferred recognition of swap termination fees related to our February 2020 paydown of our variable rate Term Loan B commitments, which had been swapped to fixed rate.
(7)	Represents estimated fair value of settlement of Windstream litigation.

________________________

Components of Interest Expense (1)

(In millions)

Year Ended December 31, 2020
Interest expense on debt obligations	$ 378
Capitalized interest	(5)
Amortization of deferred financing cost and debt discounts(2)	109
Swap termination(3)	10
Interest expense, net (4)	$ 492

(1)

These ranges represent management’s best estimates based on the underlying assumptions as of the date of this press release.  Future acquisitions, capital market transactions, changes in market conditions, and other factors are excluded from our projections.  There can be no assurance that our actual results will not differ materially from the estimates set forth above.

(2)	Includes approximately $75 million related to our term loan facility, of which $73 million was incurred at the time the term loan facility was fully repaid on February 10, 2020.
(3)	Represents recognition of deferred of swap termination expense.
(4)	The components of interest expense may not add to the total due to rounding.

NON-GAAP FINANCIAL MEASURES

We refer to EBITDA, Adjusted EBITDA, Funds From Operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Adjusted Funds From Operations (“AFFO”) in our analysis of our results of operations, which are not required by, or presented in accordance with, accounting principles generally accepted in the United States (“GAAP”). While we believe that net income, as defined by GAAP, is the most appropriate earnings measure, we also believe that EBITDA, Adjusted EBITDA, FFO and AFFO are important non-GAAP supplemental measures of operating performance for a REIT.

We define “EBITDA” as net income, as defined by GAAP, before interest expense, provision for income taxes and depreciation and amortization. We define “Adjusted EBITDA” as EBITDA before stock-based compensation expense and the impact, which may be recurring in nature, of transaction and integration related costs, costs associated with Windstream’s bankruptcy, costs associated with litigation claims made against us, and costs associated with the implementation of our new enterprise resource planning system, collectively “Transaction Related and Other Costs”, the write off of unamortized deferred financing costs, costs incurred as a result of the early repayment of debt, including costs associated with the termination of related hedging activities, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments, and other similar or infrequent items. We believe EBITDA and Adjusted EBITDA are important supplemental measures to net income because they provide additional information to evaluate our operating performance on an unleveraged basis. In addition, Adjusted EBITDA is calculated similar to defined terms in our material debt agreements used to determine compliance with specific financial covenants.  Since EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, they should not be considered as alternatives to net income determined in accordance with GAAP.

Because the historical cost accounting convention used for real estate assets requires the recognition of depreciation expense except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income attributable to common shareholders computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

The Company defines AFFO, as FFO excluding (i) transaction related and other costs; (ii) Windstream bankruptcy and litigation related expenses, including litigation settlement expenses; (iii) certain non-cash revenues and expenses such as stock-based compensation expense, amortization of debt and equity discounts, amortization of deferred financing costs, depreciation and amortization of non-real estate assets, straight line revenues, non-cash income taxes, and the amortization of other non-cash revenues to the extent that cash has not been received, such as revenue associated with the amortization of tenant capital improvements; and (iv) the impact, which may be recurring in nature, of the write-off of unamortized deferred financing fees, additional costs incurred as a result of early repayment of debt, including costs associated with the termination of related hedging activities, taxes associated with tax basis cancellation of debt, gains or losses on dispositions, changes in the fair value of contingent consideration and financial instruments and similar or infrequent items less maintenance capital expenditures. We believe that the use of FFO and AFFO, and their respective per share amounts, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and analysts, and makes comparisons of operating results among such companies more meaningful. We consider FFO and AFFO to be useful measures for reviewing comparative operating performance. In particular, we believe AFFO, by excluding certain revenue and expense items, can help investors compare our operating performance between periods and to other REITs on a consistent basis without having to account for differences caused by unanticipated items and events, such as transaction and integration related costs. The Company uses FFO and AFFO, and their respective per share amounts, only as performance measures, and FFO and AFFO do not purport to be indicative of cash available to fund our future cash requirements. While FFO and AFFO are relevant and widely used measures of operating performance of REITs, they do not represent cash flows from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating our liquidity or operating performance.

Further, our computations of EBITDA, Adjusted EBITDA, FFO and AFFO may not be comparable to that reported by other REITs or companies that do not define FFO in accordance with the current NAREIT definition or that interpret the current NAREIT definition or define EBITDA, Adjusted EBITDA and AFFO differently than we do.

INVESTOR AND MEDIA CONTACTS:

Mark A. Wallace, 501-850-0866

Executive Vice President, Chief Financial Officer & Treasurer

mark.wallace@uniti.com

Bill DiTullio, 501-850-0872

Vice President, Finance and Investor Relations

bill.ditullio@uniti.com